UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2009

DOLBY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue San Francisco, CA 94103
(Address of principal executive offices, including zip code)

(415) 558-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 23, 2009, Dolby Laboratories, Inc. (the “Company”) announced that Murray J. Demo, age 47, agreed to join the Company as Executive Vice President and Chief Financial Officer commencing on May 4, 2009.

Mr. Demo most recently served as Executive Vice President and Chief Financial Officer at LiveOps, Inc., an on-demand contact center software and call center outsourcing company, from 2007 to 2008. Prior to that, in 2007 he was Executive Vice President and Chief Financial Officer at Postini, Inc., an on-demand security compliance software company until it was acquired by Google Inc.  Before Postini, Mr. Demo spent ten years with Adobe Systems Inc., most recently as Executive Vice President and Chief Financial Officer, from 2005 to 2006, as Senior Vice President and Chief Financial Officer from 2000 to 2005 and in other senior finance roles from 1996 to 2000.   Mr. Demo sits on the board of directors of Citrix Systems, Inc. and Webroot. Mr. Demo holds a BA in Business Economics from the University of California, Santa Barbara and a MBA from Golden Gate University.

In connection with his appointment, the Company and Mr. Demo entered into an employment agreement which provides for, among other things, an annual base salary of $400,000, a sign-on bonus of $75,000 and an annual target bonus under the 2009 Dolby Executive Annual Incentive Plan of 65% of his base salary, the grant of an option to purchase 120,000 shares of the Company’s Class A common stock under the Company’s 2005 Stock Plan, which will vest at a rate of 25% on the first anniversary of the grant and the remaining 75% in equal monthly installments over the following 36 months, and the grant of 30,000 restricted stock units under the Company’s 2005 Stock Plan, which will vest at a rate of 25% on each of the first four anniversaries of the grant.

A copy of Mr. Demo’s employment agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2009.

Resignation of Interim Chief Financial Officer

In connection with Mr. Demo’s appointment as Chief Financial Officer, Michael Novelly, our Interim Chief Financial Officer, resigned from such position, effective May 4, 2009.  Mr. Novelly remains our Vice President, Financial Planning and Analysis.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release dated April 23, 2009 entitled “Dolby Laboratories Names Murray J. Demo CFO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

Date:	April 23, 2009	/s/ Mark S. Anderson
Mark S. Anderson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 23, 2009 entitled “Dolby Laboratories Names Murray J. Demo CFO”